Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@AlphatecSpine.com

ALPHATEC SPINE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2012

REVENUE AND FINANCIAL RESULTS

CARLSBAD, CA, February 28, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., announced today financial results for the fourth quarter and fiscal year ended December 31, 2012.

“On behalf of the entire global Alphatec Spine team, I am pleased to report a strong fourth quarter and a great finish to 2012,” said Les Cross, Chairman and Chief Executive Officer of Alphatec Spine. “Since I became CEO last year, we have made significant changes to the organization through investments in leadership talent, operational process improvements, product licenses and an acquisition, which collectively contributed to our positive fourth quarter result and should provide a strong foundation going forward.

“It was a challenging year for the entire organization to undertake Alphatec’s transformation, but with much of the heavy lifting now behind us our focus is on performance execution in 2013. The Company’s employees have fully embraced a culture of continuous improvement to strengthen our competitive position.

“I remain excited and confident about the Company’s potential to accelerate revenue growth and profitability in U.S. and international markets in 2013, driven by the combination of a strong pipeline of new products, new surgeon conversions as a result of the Phygen acquisition, a more seasoned U.S. commercial organization, and expanded penetration in international markets. We believe that 2013 should be an exciting year at Alphatec Spine.”

“As a result of our efforts in 2012, we have strong fourth quarter results to report,” Mr. Cross continued, “Alphatec posted global revenue growth of almost 7% compared to the fourth quarter of 2011, or 8% on a constant currency basis. Furthermore, this result was driven by solid execution from both our U.S. and International businesses. This is a substantially improved result over the previous three quarters of 2012.

“Our U.S. business grew 4% in the fourth quarter of 2012, as compared to the fourth quarter of 2011, driven by another great quarter from our Biologics business and from the Company’s acquisition of Phygen, which we completed in November of 2012. Biologics and Phygen should represent two important growth engines for Alphatec in 2013.

“Our international business reported growth in the fourth quarter of almost 12% compared to the fourth quarter of 2011, or approximately 16% on a constant currency basis. International revenue levels in the fourth quarter represented a new record for Alphatec, and were driven by growth in Japan and Latin America.

“With respect to our Biologics portfolio and specifically PureGen, our stem cell product, we wanted to provide an update related to the product’s status in the marketplace. A formal Request for Designation has been submitted to the FDA to state our case that PureGen should be classified as a tissue-based product and not a biologic product. We have also been engaged in discussions with the FDA to understand the structure of a clinical trial that would be required to obtain regulatory approval for PureGen should it not be classified as a tissue-based product.

“Just recently we became aware that the FDA conducted site inspections at each of the two vendors that are collectively responsible for the procurement, processing, storage and shipment of PureGen. The FDA subsequently issued several Form 483 observations related to PureGen. While the product has been implanted in over 3,500 patients with no adverse event related to the product, we have voluntarily taken the prudent approach to not ship any additional product until the observations have been addressed to the FDA’s satisfaction, which we hope will take less than one month.

“While we continue to maintain a collaborative relationship with the FDA regarding the classification of PureGen, given the ongoing uncertainty with the regulatory status of the product and the Form 483 observations, we are expecting only modest contributions from PureGen in our 2013 revenue guidance. The potential impact from the loss of PureGen for the remainder of 2013 is approximately $6 million.”

Fourth Quarter 2012 Financial Results

Consolidated net revenues for the fourth quarter of 2012 were $52.7 million, representing growth of approximately 6.5 percent compared to $49.5 million reported for the fourth quarter of 2011, or 7.9 percent on a constant currency basis.

U.S. net revenues for the fourth quarter of 2012 were $34.0 million, representing growth of approximately 4.0 percent, compared to $32.8 million reported for U.S. net revenues in the fourth quarter of 2011. U.S. net revenues were driven by strong sales of the Company’s Biologics products and from revenues related to the Company’s acquisition of Phygen, which contributed $1.2 million in revenue following the closing in November of 2012.

International net revenues for the fourth quarter of 2012 were $18.7 million, representing growth of 11.6 percent compared to $16.8 million reported for the fourth quarter of 2011, or 15.7 percent on a constant currency basis. International sales growth continues to be driven by strong sales in Japan and Latin America.

Gross profit and gross margin for the fourth quarter of 2012 were $32.1 million and 60.9 percent, respectively, compared to $24.9 million and 50.3 percent, respectively, for the fourth quarter of 2011. The Company’s ongoing efforts to improve manufacturing efficiencies continued to yield benefits in the quarter, however, gross profit and gross margin in the fourth quarter of 2012 included charges totaling approximately $1.3 million associated with the write-off certain instrument sets and inventory in connection with the ongoing product rationalization strategy for Scient’x’s and its subsidiary’s product lines. This negative impact represented 250 basis points of gross margin. Pricing remained relatively stable in the quarter and both product and regional mix were less of an impact than observed in previous quarters. Additionally, gross profit in the fourth quarter of 2012 was reduced by $1.0 million for the amortization of a licensed intangible asset as part of the Cross Medical settlement described below.

As previously reported in January 2012, the Company announced that it had reached a global settlement agreement with Cross Medical Products regarding a license agreement dispute initiated by Cross Medical and a patent infringement suit initiated by the Company. As part of the settlement, the Company agreed to pay Cross Medical $18 million. An initial payment of $5 million dollars was made in January 2012 and the

Company will make thirteen payments of $1 million per quarter thereafter, starting August 1, 2012. From an accounting perspective, the Company expensed $9.8 million in the fourth quarter of 2011, which was charged to operating expenses as a legal settlement adjustment. With respect to the remaining $8.2 million, $8.0 million will be recorded as a licensed intangible asset to be amortized over 2012 and the first three quarters of 2013, plus imputed interest of $0.2 million.

Total operating expenses for the fourth quarter of 2012 were $36.1 million, or 68.5 percent of revenues, reflecting a decrease of approximately $5.3 million, compared to the fourth quarter of 2011. The fourth quarter of 2011 included $9.9 million in non-recurring expenses including $9.8 million expensed in connection with the Cross Medical settlement noted above. Operating expenses for the fourth quarter of 2012 included $1.1 million of transaction costs associated with the acquisition of Phygen and certain IPR&D expenses, which are excluded from adjusted EBITDA. Phygen business activities contributed $1.0 million of additional expenses and ongoing litigation expenses associated with current matters accounted for $1.7 million.

GAAP Net loss for the fourth quarter of 2012 was $5.4 million, or ($0.06) per share (basic and diluted), compared to a net loss of $16.0 million, or ($0.18) per share (basic and diluted) for the fourth quarter of 2011.

Adjusted EBITDA in the fourth quarter of 2012 was $5.0 million, or 9.4 percent of revenues, compared to ($1.2) million reported for the fourth quarter of 2011. Adjusted EBITDA represents net income or loss excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, and other non-recurring items, such as restructuring expenses, IPR&D and transaction-related expenses.

Cash and cash equivalents were $22.2 million at December 31, 2012, compared to $20.7 million reported at December 31, 2011.

2012 Financial Guidance

Financial guidance for 2013 is as follows:

The Company expects revenue for 2013 to be in a range between $204 million and $210 million, or approximately 4 percent to 7 percent growth over 2012. Adjusted EBITDA guidance will be in the range of $24 million to $27 million, or approximately 21 percent to 36 percent growth over 2012, representing approximately 12 percent and 13 percent of revenue. As previously stated, this guidance assumes only modest contributions for PureGen.

Conference Call Information

Alphatec Spine has scheduled a conference call for today, February 28, 2013, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2012 financial results. The conference call ID is 99196876 and the dial-in number is (877) 556-5251. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative, surgeon-inspired solutions that will help improve outcomes and patient’s quality of life, with world-class customer service. To achieve its mission, the Company strives to commercialize new and innovative devices and technologies, including improved minimally invasive surgery (MIS) products and techniques and integrated biologics solutions. The Company markets its products and the products of its affiliates in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors. Additional information can be found at www.alphatecspine.com.

Non-GAAP Information

Non-GAAP earnings and earnings per share included in this press release are non-GAAP (generally accepted accounting principles) financial measures that represents net income (loss) excluding the effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings and earnings per share, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 revenue, adjusted EBITDA, and free cash flow projections; the success of the Company’s initiatives from 2012 and 2013 to drive global sales growth, increase margins and increase operating efficiencies, the ability to achieve surgeon conversions in connection with the Phygen acquisition and reductions in the Company’s manufacturing costs and operating expenses. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the success of the integration of the Phygen acquisition and realize the benefits of such transaction; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; uncertainties regarding the regulatory status of the Company’s PureGen product, and the ability to keep such product on the market; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including the products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical Settlement or its credit agreement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2011, filed on March 5, 2012 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands—unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,241	$20,666
Accounts receivable, net	41,012	41,711
Inventories, net	49,855	45,916
Prepaid expenses and other current assets	5,953	6,888
Deferred income tax assets	2,991	1,248

Total current assets	122,052	116,429
Property and equipment, net	30,403	31,476
Goodwill	180,838	168,609
Intangibles, net	46,856	47,144
Other assets	1,978	3,034

Total assets	$382,127	$366,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,237	$17,390
Accrued expenses	38,490	32,583
Deferred revenue	1,361	2,768
Current portion of long-term debt	1,700	4,396

Total current liabilities	56,788	57,137
Total long term liabilities	55,920	40,624
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	245,816	245,328

Total liabilities and stockholders’ equity	$382,127	$366,692

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts—unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$52,743	$49,510	$196,278	$197,711
Cost of revenues	19,988	24,209	70,761	79,168
Amortization of acquired intangible assets	635	390	1,749	1,613

Total cost of revenues	20,623	24,599	72,510	80,781

Gross profit	32,120	24,911	123,768	116,930
Operating expenses:
Research and development	3,883	3,235	14,886	16,888
In-process research and development	341	—	341	—
Sales and marketing	19,335	18,124	75,177	75,189
General and administrative	11,226	9,660	39,939	36,367
Amortization of acquired intangible assets	605	523	2,180	2,152
Transaction related costs	718	—	1,082	—
Restructuring expenses	—	57	—	1,050
Litigation settlement	—	9,800	—	9,800

Total operating expenses	36,108	41,399	133,605	141,446

Operating loss	(3,988)	(16,488)	(9,837)	(24,516)
Interest and other income (expense), net	(1,767)	(941)	(6,781)	(2,172)

Loss from continuing operations before taxes	(5,755)	(17,429)	(16,618)	(26,688)
Income tax benefit	(400)	(1,463)	(1,159)	(4,507)

Net loss	$(5,355)	$(15,966)	$(15,459)	$(22,181)

Net loss per common share:
Basic and diluted net loss per share	$(0.06)	$(0.18)	$(0.17)	$(0.25)

Weighted-average shares—basic and diluted	93,209	88,918	90,218	88,798

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts—unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating loss, as reported	$(3,988)	$(16,488)	$(9,837)	$(24,516)
Add back:
Depreciation	3,647	3,684	14,184	14,789
Amortization of intangible assets	1,481	340	5,679	1,322
Amortization of acquired intangible assets	1,241	913	3,929	3,765

Total EBITDA	2,381	(11,551)	13,955	(4,640)
Add back significant items:
Stock-based compensation	1,330	497	3,540	2,425
In-process research and development	341	—	341	—
Acquisition-related inventory step-up	191	—	191	751
Transaction related expenses	718	—	1,082	—
Restructuring and other expenses	—	57	794	1,050
Litigation settlement	—	9,800	—	9,800

EBITDA, as adjusted for significant items	$4,961	$(1,197)	$19,903	$9,386

Net loss, as reported	$(5,355)	$(15,966)	$(15,459)	$(22,181)
Add back:
In-process research and development	341	—	341	—
Acquisition-related inventory step-up	191	—	191	751
Amortization of acquired intangible assets	1,241	913	3,929	3,765
Amortization of intangible assets	1,481	340	5,679	1,322
Loss on extinguishment of debt	—	—	2,910	—
Transaction related expenses	718	—	1,082	—
Restructuring and other expenses	—	57	794	1,050
Litigation settlement	—	9,800	—	9,800

Net loss, as adjusted for significant items	$(1,383)	$(4,856)	$(533)	$(5,493)

Net loss per common share—basic and diluted	$(0.06)	$(0.18)	$(0.17)	$(0.25)
Add back:
In-process research and development	0.00	—	0.00	—
Acquisition-related inventory step-up	0.00	—	0.00	0.01
Amortization of acquired intangible assets	0.01	0.01	0.04	0.04
Amortization of intangible assets	0.02	0.00	0.06	0.01
Loss on extinguishment of debt	—	—	0.03	—
Transaction related expenses	0.01	—	0.01	—
Restructuring and other expenses	—	0.00	0.01	0.01
Litigation settlement	—	0.11	—	0.11

Net loss per common share—basic and diluted, as adjusted for significant items	$(0.01)	$(0.05)	$(0.01)	$(0.06)

Weighted-average shares—basic and diluted	93,209	88,918	90,218	88,798

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages—unaudited)

	Three Months Ended			Impact from Foreign Currency
	December 31,
	2012	2011	% Change
Revenues by geographic segment
U.S.	$34,046	$32,752	4.0%	0.0%
International	18,697	16,758	11.6%	-3.7%

Total revenues	$52,743	$49,510	6.5%	-1.3%

Gross profit by geographic segment
U.S.	$22,575	$18,728
International	9,545	6,183

Total gross profit	$32,120	$24,911

Gross profit margin by geographic segment
U.S.	66.3%	57.2%
International	51.1%	36.9%

Total gross profit margin	60.9%	50.3%

	Year Ended			Impact from Foreign Currency
	December 31,
	2012	2011	% Change
Revenues by geographic segment
U.S.	$130,476	$133,824	-2.5%	0.0%
International	65,802	63,887	3.0%	-3.7%

Total revenues	$196,278	$197,711	-0.7%	-1.2%

Gross profit by geographic segment
U.S.	$89,360	$87,085
International	34,408	29,845

Total gross profit	$123,768	$116,930

Gross profit margin by geographic segment
U.S.	68.5%	65.1%
International	52.3%	46.7%

Total gross profit margin	63.1%	59.1%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2012 revenues due to the change in foreign exchange rates for the periods presented.